UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): July 18, 2016

E-QURE CORP.

(Exact Name of Registrant as Specified in its Charter)

Commission File No.: 000-54862

Delaware	47-1691054
(State of Incorporation)	(I.R.S. Employer Identification No.)

20 West 64th Street, Suite 39G, New York, NY	10023
(Address of Principal Executive Offices)	(ZIP Code)

Registrant's Telephone Number, including area code: (972) 54 42777

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On July 18, 2016, E-Qure Corp., a Delaware corporation (the "Registrant"), through its wholly-owned Israeli subsidiary, Esqure Advanced Medical Devices Ltd (the "Subsidiary"), received: (i) the CE Certificate of Conformity, attached hereto as Exhibit 99.1; and (ii) the ISO 13485 Certification, attached hereto as Exhibit 99.2.

The CE Certification for the Registrant's BST Wound Healing Device is a declaration that it complies with the requirements of the EU related to health, safety and environmental protections and acknowledges that the BST Device may be legally marketed in the EU. As a result, the Registrant's Subsidiary is prepared to commence manufacturing and marketing its BST Device in Europe as well as other non-European countries that accept the CE Certification.

The ISO is the International Organization for Standardization, and represents that the company's quality systems and procedures satisfies the requirements for a comprehensive quality management for the design and manufacture of medical devices.

In response to these recent approvals, Ron Weissberg, the Registrant's Chairman, and Ohad Goren, its CEO, are pleased to announce, "The CE Marking is an important and significant milestone for the commercialization progress of our electrical stimulation wound healing BST device in Europe and in other territories."

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

E-QURE CORP.

By:	/s/ Ohad Goren
Name:	Ohad Goren
Title:	Chief Executive Officer

Date: July 25, 2016